Exhibit 99.1

                                October 10, 1997


Elexsys International, Inc.
4405 Fortran Court
San Jose, CA  95134

Ladies and Gentlemen:

         Reference is made to that certain Agreement and Plan of Merger dated as of July 22, 1997 (the "Merger Agreement"), among Sanmina Corporation ("Sanmina"), SANM Acquisition Subsidiary, Inc. ("Sub") and Elexsys
International, Inc. ("Elexsys"). Capitalized terms used and not otherwise defined in this letter agreement shall have the respective meanings ascribed to them in the Merger Agreement. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Each of Sanmina and Sub hereby irrevocably and unconditionally: (a) waives all conditions set forth in Article VI of the Merger Agreement and waives and relinquishes any right to assert that any of such conditions has not been satisfied; (b) waives and relinquishes any right to terminate the Merger Agreement (pursuant to the terms of the Merger Agreement or otherwise) or to refuse to consummate the Merger; and (c) waives and relinquishes any right to claim that any of the representations or warranties made by Elexsys in the Merger Agreement, or (except as provided below) any of the covenants or obligations of Elexsys under the Merger Agreement, has been breached or otherwise has not performed or complied with; provided, however, that nothing contained in this paragraph 1 shall constitute a waiver by Sanmina of the condition set forth in Section 6.1(a) of the Merger Agreement. Without limiting the generality of the foregoing, subject to the approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the shares of Elexsys Common Stock outstanding as of the record date for the Stockholders Meeting, and subject to paragraph 2 hereof, Sanmina hereby agrees that the Closing shall take place at 10:00 a.m. on November 6, 1997. Nothing in this paragraph 1 shall be deemed to constitute a waiver by Sanmina of the covenants and obligations of Elexsys set forth in Sections 4.2, 5.6 and 5.8 of the Merger Agreement; provided, however, that nothing in this sentence shall affect the waiver by Sanmina of the condition set forth in Section 6.2(b) of the Merger Agreement or any other condition set forth in the Merger Agreement. In addition, Elexsys agrees to continue to provide reasonable cooperation to Sanmina, Deloitte & Touche LLP and Arthur Andersen LLP in connection with their analysis as to whether any conditions exist that would preclude Sanmina from accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable Securities and Exchange Commission rules and regulations.

                                       1.

         2. Nothing contained in this letter agreement shall be deemed to constitute a waiver by Elexsys of any rights or remedies that may be available to Elexsys under Article VI of the Merger Agreement, under Article VII of the Merger Agreement, under any other provision of the Merger Agreement or otherwise.

         3. Without limiting any rights of any Person under Section 5.7 of the Merger Agreement, Sanmina shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim and regardless of whether such Damages were caused, in whole or in part, by the negligence or gross negligence of any Indemnitee) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with, any action taken or alleged to have been taken by or on behalf of, or any failure to act or alleged failure to act on the part of or with respect to, Elexsys or any subsidiary of Elexsys during the period commencing on October 2, 1997 and ending on the earlier of the termination of the Merger Agreement by Elexsys or the Effective Time. For purposes of this paragraph 3 and the other provisions of this letter agreement:

                  (a) "Indemnitees" shall mean the following Persons: (i) Elexsys; (ii) Elexsys' current and future affiliates;
                           (iii) the respective directors, officers and advisers of the Persons referred to in clauses "(i)" and "(ii)" of this sentence; and (iv) the respective heirs, successors and assigns of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" of this sentence.

                  (b) "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

                  (c)      "Person"  shall mean any  individual or  corporation,
                           partnership,   joint  venture,  association,   trust,
                           unincorporated organization or other entity.

         4. If any legal action or other legal proceeding relating to this letter agreement or the enforcement of any provision of this letter agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         5. No failure on the part of any Person to exercise any power, right, privilege or remedy under this letter agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this letter agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out

                                       2.

of this letter agreement, or any power, right, privilege or remedy under this letter agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         6. In the event that any provision of this letter agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this letter agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         7. Paragraphs 3, 4, 5, 6 and 7 hereof shall survive any termination of the Merger Agreement by Elexsys and the consummation of the Merger. This letter agreement is intended to benefit, and may be enforced by, each of the Indemnitees, and will be binding upon all successors and assigns of Sanmina and Sub.

                                       Sincerely,

                                       SANMINA CORPORATION


                                       By:  /s/ Jure Sola
                                            -----------------------------------
                                                Jure Sola
                                                Chief Executive Officer

                                       SANM ACQUISITION SUBSIDIARY, INC.


                                       By:  /s/ Jure Sola
                                            ------------------------------------
                                                Jure Sola
                                                Chief Executive Officer

AGREED TO BY:

ELEXSYS INTERNATIONAL, INC.


By:  /s/ W.F. "Barry" Hegarty
     -------------------------
         W.F. "Barry" Hegarty
         President

                                       3.